UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2020

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Allied Drive, Suite 155 Dedham, MA	02026
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common Shares, no par value, and the associated Rights to Purchase Common Shares	AT	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.        Entry into a Material Definitive Agreement.

On January 31, 2020, APLP Holdings Limited Partnership (“APLP Holdings”), a wholly-owned subsidiary of Atlantic Power Corporation (the “Company”), entered into the Fifth Amendment (the “Fifth Amendment”) to the Credit and Guaranty Agreement, dated as of April 13, 2016 (as amended prior to the Fifth Amendment, the “Credit Agreement”), among APLP Holdings, the Company and certain subsidiaries of APLP Holdings, as guarantors, Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent, and the other lenders and L/C issuers party thereto.

The Fifth Amendment, among other changes to the Credit Agreement, reduces the Applicable Margin (as defined in the Credit Agreement) with respect to the term loan and revolving loan by 0.25% over the remainder of the loans, to LIBOR plus 250 basis points. The Fifth Amendment also provides for an additional reduction of the Applicable Margin by 0.25% if the Leverage Ratio (as defined in the Credit Agreement) is less than 2.75:1.00; adjusts the Target Debt Balance (as defined in the Credit Agreement) to reflect the previously announced anticipated closing of the sale of the Company’s Manchief power plant in 2022, resulting in lower targeted debt repayment in 2020 and higher targeted debt repayment in 2022 as compared to the previous schedule; adjusts the Consolidated Excess Cash Flow (as defined in the Credit Agreement) sweep and adds customary new provisions relating to the replacement of LIBOR as the benchmark for the Eurodollar Rate (as defined in the Credit Agreement) replacement; and extends the maturity of the Term Loans (as defined in the Credit Agreement) by 24 months to April 21, 2025. The revolving loan’s maturity date remains April 2022.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by the full text of the Fifth Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K concerning the Fifth Amendment is incorporated by reference into this Item 2.03.

Item 7.01        Regulation FD Disclosure

On February 3, 2020, the Company issued a press release (the “Press Release”) announcing the Fifth Amendment. A copy of the Press Release is included as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in that filing.

Item 9.01.         Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1

Fifth Amendment to the Credit Agreement, dated as of January 31, 2020, among APLP Holdings, the Company and certain subsidiaries of APLP Holdings, as guarantors, Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent, and the other lenders and L/C issuers party thereto.

99.1	Press Release of Atlantic Power Corporation, dated February 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: February 3, 2020	By:	/s/ Terrence Ronan
		Name:	Terrence Ronan
		Title:	Chief Financial Officer